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Exhibit 5.1

May 20, 2009

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355

  Re:
  Cephalon, Inc.
   Registration Statement on Form S-3

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Cephalon, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an unlimited amount of: (i) debt securities of the Company (the "Debt Securities"); (ii) shares of preferred stock, par value $.01 per share ("Preferred Stock"), of the Company; (iii) shares of the Company's common stock, par value $.01 per share ("Common Stock"), together with the associated rights to purchase the Company's Series A Junior Participating Preferred Stock (the "Rights"); and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock, in each case as may be designated by the Company at the time of an offering ("Warrants").

        Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under one or more indentures (the "Indenture"), between the Company and a trustee (the "Trustee"), substantially in the form filed as an exhibit to the Registration Statement. The terms of the Rights are set forth in the Second Amended and Restated Rights Agreement, dated as of October 27, 2003, as amended (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company.

        We are familiar with the Registration Statement, the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"), the By-laws of the Company, the Rights Agreement and resolutions of the Board of Directors of the Company dated May 12, 2009 (the "Resolutions") relating to the Registration Statement. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed that the Indenture (including any necessary supplemental indenture) will be the valid and legally binding obligation of the Trustee.

        Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

        1.     Each series of Debt Securities covered by the Registration Statement will constitute legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions in conformity with the Resolutions authorizing the execution and delivery of the Indenture (including any necessary supplemental indenture) and the terms, issuance and sale of such series of Debt Securities as contemplated by Registration Statement and the Indenture (including any necessary supplemental indenture); (ii) the Indenture (including any necessary supplemental indenture) shall have been executed and delivered by the Company and the Trustee; and (iii) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture (including any necessary supplemental indenture) and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        2.     The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be legally issued, fully paid and non-assessable when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Restated Certificate of Incorporation and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (ii) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Restated Certificate of Incorporation and such resolutions; and (iii) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such shares of such series of Preferred Stock being issued and sold.

        3.     The issuance and sale of shares of Common Stock covered by the Registration Statement will be duly authorized, and each share of Common Stock will be legally issued, fully paid and non-assessable when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Restated Certificate of Incorporation and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (ii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such shares of Common Stock being issued and sold.

        4.     The Rights, if any, associated with the shares of Common Stock covered by the Registration Statement will be legally issued when: (i) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; (ii) the Company Board shall have duly adopted final resolutions in conformity with the Restated Certificate of Incorporation and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in excess of the par value of such shares of the Common Stock being issued and sold.

        5.     Each issue of Warrants covered by the Registration Statement will constitute legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) a warrant agreement (the "Warrant Agreement") relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement and shall constitute a valid, binding and enforceable agreement of the Company and the warrant agent; (ii) the Company Board shall have duly adopted final resolutions in conformity with the Restated Certificate of Incorporation and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (iii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 2 above shall have been taken; (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 3 above shall have been taken; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 4 and, if applicable, paragraph 5 shall have been taken; and (vi) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

        For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Warrants, each issue of Common Stock and associated Rights, if any, and each series of Preferred Stock, as the case may be: (i) any securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplemented relating thereto; (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iii) in the case of the issue of a series of Debt Securities, the form of Indenture will not have been modified or amended; and (iv) the Restated Certificate of Incorporation and Bylaws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, we have further assumed that the Indenture relating to any series of Debt Securities and each Warrant Agreement will be governed by the laws of the State of New York.

        This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

        We do not find it necessary for purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the securities to be registered pursuant to the Registration Statement.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,
/s/ SIDLEY AUSTIN LLP

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  Exhibit 5.1